EXHIBIT 10.36

October 25, 2021

Andrew Fox

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Dear Andrew:

On behalf of Charge Enterprises, Inc. (the “Company”), it is my pleasure to memorialize the following:

1.

Your position is Chairman and Chief Executive Officer of Charge Enterprises, Inc., reporting to the Board of Directors (the “Board”). Your duties and responsibilities are those customarily associated with those positions under Delaware law and as may be further directed from time to time by the Board.

2.

As approved by the Board, your annual base salary will be $400,000 (the “Base Salary”), payable in accordance with payroll practices applicable to Company employees and subject to all withholdings and deductions as required by law. The effective date will be November 1, 2021.

3.

As approved by the Board, you will be eligible to receive a discretionary annual bonus targeted at $300,000. Annual discretionary bonuses are generally considered by the Compensation Committee of the Board in March following the performance year, i.e., March 2022 for 2021 performance, provided you are employed and in good standing on the date of consideration.

4.

As approved by the Board, you will receive a spot bonus in the amount of $300,000 (the “Spot Bonus”). The Spot Bonus will be paid on November 15, 2021, or at a future date mutually agreed to by you and the Company, subject to all withholdings and deductions as required by law.

5.

You are entitled to participate in the benefit plans and programs commensurate with your position that are provided by the Company from time to time for comparable executives, subject to the terms and conditions of such plans.

6.

You are eligible for paid time off (“PTO”) of twenty-seven (27) days annually as provided in applicable Company policies. Unused, accrued PTO as of December 31 each year may be carried over to the following year, up to a maximum of forty (40) hours.

7.	You are eligible for paid sick leave of five (5) days annually as provided in applicable Company policies. Unused sick leave as of December 31 each year will be forfeited.

8.	Your employment is at-will meaning both you and the Company can end the employment relationship at any time and for any reason.

ACKNOWLEDGED AND AGREED:

Charge Enterprises, Inc.		Andrew Fox

By:
Name:	Craig Denson
Title:	COO	Date:	10-25-2021

Date:	10-25-2021